UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

UNITED PANAM FINANCIAL CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

UNITED PANAM FINANCIAL CORP.

NOTICE OF 2009 ANNUAL MEETING OF SHAREHOLDERS
AND
PROXY STATEMENT

DATE:	Tuesday, May 19, 2009
TIME:	9:00 a.m.
PLACE:	United PanAm Financial Corp. 18191 Von Karman Avenue, Suite 300 Irvine, CA 92612

18191 Von Karman Avenue, Suite 300 Irvine, CA 92612 Phone: (949) 224-1917 Fax: (949) 224-1912

April 14, 2009

Dear Shareholder:

It is my pleasure to invite you to United PanAm Financial Corp.’s (“UPFC”) 2009 Annual Meeting of Shareholders.

We will hold the meeting on Tuesday, May 19, 2009 at 9:00 a.m., at our corporate headquarters, 18191 Von Karman Avenue, Suite 300, Irvine, CA 92612. In addition to the formal items of business, I will review the major developments of 2008 and answer your questions.

This booklet includes the Notice of Annual Meeting, the Proxy Statement, and a copy of the 2008 Annual Report to Shareholders. The Proxy Statement describes the business that we will conduct at the meeting and provides information about UPFC.

Your vote is important. Whether or not you plan to attend the meeting, please complete, date, sign and return the enclosed proxy card promptly in the enclosed postage paid envelope so that your shares will be represented at the meeting. If you receive more than one proxy card because you own shares registered in different names or at different addresses, please be sure to separately complete and return each proxy card. If you attend the meeting and prefer to vote in person, you may do so.

We look forward to seeing you at the meeting.

Sincerely,

Guillermo Bron
Chairman of the Board

UNITED PANAM FINANCIAL CORP.

NOTICE OF 2009 ANNUAL MEETING OF SHAREHOLDERS

DATE:	Tuesday, May 19, 2009
TIME:	9:00 a.m.
PLACE:	United PanAm Financial Corp. 18191 Von Karman Avenue, Suite 300 Irvine, CA 92612

Dear Shareholders:

At our 2009 Annual Meeting, we will ask you to:

•	Elect three (3) directors to serve terms of two years;
•	Ratify the selection of Crowe Horwath LLP as our independent accountants for 2009; and
•	Transact any other business that may properly be presented at the Annual Meeting.

If you were a shareholder of record at the close of business on March 31, 2009, you may vote at the Annual Meeting.

We are mailing this Proxy Statement to our shareholders on or about April 14, 2009 along with our 2008 Annual Report to Shareholders, which includes our financial statements.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR 2009 ANNUAL MEETING: This Proxy Statement and our 2008 Annual Report to Shareholders are available at http://www.upfc.com/corporateGovernance.asp.

IT IS IMPORTANT THAT ALL SHAREHOLDERS VOTE. WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE, REGARDLESS OF WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU DO ATTEND THE MEETING, YOU MAY THEN WITHDRAW YOUR PROXY AND VOTE IN PERSON. IN ORDER TO FACILITATE THE PROVIDING OF ADEQUATE ACCOMMODATIONS, PLEASE INDICATE ON THE PROXY CARD WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

By Order of the Board of Directors

James Vagim
President, Chief Executive Officer

Irvine, California
Dated: April 14, 2009

i

ii

PROXY STATEMENT FOR UNITED PANAM FINANCIAL CORP.
2009 ANNUAL MEETING OF SHAREHOLDERS

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why Did You Send Me this Proxy Statement?

We sent you this Proxy Statement and the enclosed proxy card because our Board of Directors is soliciting your proxy to vote at the 2009 Annual Meeting of Shareholders. This Proxy Statement summarizes the information you need to know to cast an informed vote at the Annual Meeting. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign, date and return the enclosed proxy card.

Along with this Proxy Statement, we are also sending you the United PanAm Financial Corp. (“UPFC”) 2008 Annual Report, which includes our financial statements.

In addition under a new Notice and Access rule adopted by the Securities and Exchange Commission (SEC), we are mailing a printed copy of proxy materials to each shareholder and are allowing shareholders to access the proxy materials over the internet at http://www.upfc.com/corporateGovernance.asp. As of next year under the new Notice and Access rule, we will mail to shareholders only a “Notice of Internet Availability of Proxy Materials” that tells them how to access and review the information contained in the proxy materials and how to vote their proxies over the internet.

Who is Entitled to Vote?

We will begin sending this Proxy Statement, the attached Notice of Annual Meeting and the enclosed proxy card on April 14, 2009 to all shareholders entitled to vote. Shareholders who owned UPFC common stock at the close of business on March 31, 2009 are entitled to vote. On this record date, there were 15,752,593 shares of UPFC common stock outstanding. UPFC common stock is our only class of voting stock. We are also authorized to issue up to 2,000,000 shares of preferred stock, but have not yet chosen to do so.

What Constitutes a Quorum?

A majority of our outstanding shares as of the record date must be present, in person or represented by proxy, in order to hold the Annual Meeting and conduct business. This is called a quorum. Your shares are counted as present in person or represented by proxy at the Annual Meeting if you are present in person at the meeting or if you have properly submitted a proxy by telephone, Internet or mail. We will include proxies marked as abstentions and broker non-votes in determining the number of shares present at the meeting.

How Many Votes Do I Have?

Each share of UPFC common stock that you owned at the close of business on March 31, 2009 entitles you to one vote. The proxy card indicates the number of votes that you have.

How Do I Vote My Shares?

You can vote your shares as described below.

Registered Shareholders. We have provided registered shareholders a printed copy of the proxy materials and you may also access the proxy materials over the internet at http://www.upfc.com/corporateGovernance.asp. Registered shareholders may vote in person at the annual meeting or by one of the following methods:

•	By Mail. Complete, sign and date the enclosed proxy card and return it in the prepaid envelope provided;
•	By Telephone. Call the toll-free telephone number on the proxy card and follow the recorded instructions;
•	By Internet. Access UPFC’s secure website registration through the Internet at http://www.investorvote.com/UPFC and follow the instructions.

Please note that the Internet and telephone voting facilities for registered shareholders will close at 1:00 a.m., central time, on May 19, 2009.

Street Name Shareholders.  If your shares are held by a broker, bank or other nominee, that entity is obligated to provide you with a printed copy of the proxy materials. To vote your shares as a street name shareholder you must follow the instructions on the form you receive from your broker, bank or other nominee in order for your shares to be voted. Please follow their instructions carefully. Also, please note that if the holder of record of your shares is a broker, bank or other nominee and you wish to vote in person at the annual meeting, you must request a legal proxy from the bank, broker or other nominee that holds your shares and present that proxy and proof of identification at the annual meeting to vote your shares.

Based on instructions provided by the broker, bank or other holder of record of their shares, street name shareholders may generally vote by one of the following methods:

•	By Mail. You may vote by signing, dating and returning your voting instruction card in the enclosed pre-addressed envelope.
•	By Methods Listed on Voting Instruction Card. Please refer to your voting instruction card or other information forwarded by your bank, broker or other holder of record to determine whether you may vote by telephone or electronically on the Internet, and follow the instructions on the voting instruction card or other information provided by the record holder;
•	In Person With a Proxy from the Record Holder. A street name shareholder who wishes to vote at the annual meeting will need to obtain a legal proxy from his or her bank or brokerage firm. Please consult the voting instruction card sent to you by your bank or broker to determine how to obtain a legal proxy in order to vote in person at the annual meeting.

If Shares Are Registered in My Name, But I Do Not Make Specific Choices on My Proxy Card, How Will My Shares Be Voted?

If you properly fill in your proxy card and send it to us in time to vote, your “proxy” (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board of Directors as follows:

•	“FOR” the election of three (3) nominees for director (see page 30);
•	“FOR” ratification of the selection of Crowe Horwath LLP as independent accountants for 2009 (see page 31).

If any other matter is presented, your proxy will vote in accordance with the recommendation of the Board of Directors, or, if no recommendation is given, in accordance with his best judgment. At the time this Proxy Statement was sent, we knew of no matters which needed to be acted on at the Annual Meeting other than those discussed in this Proxy Statement.

May I Change My Vote After I Return My Proxy?

Yes. If you fill out and return the enclosed proxy card, you may change your vote at any time before the vote is conducted at the Annual Meeting. You may change your vote in any one of three ways:

•	You may send to UPFC’s Secretary another completed proxy card with a later date;
•	You may notify UPFC’s Secretary in writing before the Annual Meeting that you have revoked your proxy; or
•	You may attend the Annual Meeting and vote in person.

What Vote is Required to Approve Each Proposal?

For Proposal 1, the election of three Class II directors, the three nominees receiving the highest number of affirmative votes of the outstanding shares of our common stock, present or represented by proxy and entitled to vote, will be elected as directors to serve until the annual meeting of shareholders to be held in 2011, or until election of their successors, or until they resign. Our Articles of Incorporation do not permit cumulative voting. Abstentions will have no effect on the outcome of the election of nominees for director. Additionally, the election of directors is a matter on which a broker or other nominee is generally empowered to vote, and therefore no broker non-votes are expected to exist in connection with Proposal 1.

Approval of Proposal 2, the ratification of the selection of independent accountants, requires a vote that satisfies two criteria: (i) the affirmative vote must constitute a majority of the voting power present or represented by proxy and voting on the proposal, and (ii) the affirmative vote must constitute a majority of the voting power required to constitute the quorum. For purposes of these proposals, abstentions and broker non-votes will not affect the outcome under clause (i), which recognizes only actual votes cast for or against the proposal. However, abstentions and broker non-votes may affect the outcome under clause (ii) because abstentions and broker non-votes are counted for purposes of determining the quorum and have the effect of a vote against the proposal. The ratification of the appointment of the independent accountants for 2009 is a matter on which a broker or other nominee is generally empowered to vote. Accordingly, no broker non-votes are expected to exist in connection with Proposal 2.

How Many Directors Have Been Nominated?

Our Bylaws provide that the number of directors shall be not less than five nor more than nine, with the exact number fixed from time to time by an amendment to our Bylaws or by resolution of the Board of Directors. Pursuant to our Bylaws, the Board of Directors is divided into two classes, with one-half of the directors elected each year for a two-year term. The Board of Directors has nominated three individuals to stand for election as Class II directors at the Annual Meeting. Our Board of Directors is currently composed of six directors (three Class II directors and three Class I directors), which is fewer than the number of directors fixed pursuant to our bylaws. The Board of Directors, by resolution, has fixed the number of directors at six. One of our former Class II directors, Julie Sullivan, resigned as a director effective December 31, 2008. The Board of Directors began a search to identify a potential new director who is “independent” as defined by the applicable rules and regulations of The NASDAQ Global Market and the independent members elected Preston A. Miller as a Class II director effective as of March 1, 2009.

How Are Directors Nominated?

The Board of Directors, upon the unanimous recommendation of its independent members, nominated the individuals standing for election as directors at this meeting. Nominations for directors may be made by any UPFC shareholder pursuant to Section 2.11 of our Bylaws. Section 2.11 of our Bylaws provides that any shareholder may nominate individuals for election as directors as long as the shareholder complies with the timely notice provisions set forth in Section 2.11 (as well as any additional requirements under any applicable law or regulation). The timely notice provisions of Section 2.11 state as follows:

“A shareholder’s notice shall be delivered to or mailed and received at the principal executive offices of the corporation . . . not less than one hundred twenty (120) days prior to the day and month on which, in the immediately preceding year, the corporation’s proxy statement was released to shareholders or if the date of the annual meeting has been changed by more than thirty (30) days from the date contemplated at the time of the previous year’s proxy statement, no later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed. Such shareholder’s notice shall set forth (A) as to each person whom the shareholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of such person and (ii) the principal occupation or employment of such person and the class and number of shares of the corporation which are beneficially owned by such person that are required to be disclosed in solicitations of the proxies with respect to nominees for election as directors, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including, without limitation, such person’s written consent to being named in the proxy statement as a nominee and to serving as a directors, if elected); (B) as to each action item required to be included on the agenda, a description, in sufficient detail, of the purpose and effect of the proposal to the extent necessary to properly inform all shareholders entitled to vote thereon prior to any such vote; and (C) as to the shareholder giving the notice, (i) the name and address, as they appear on the corporation’s books, of such shareholder and the class and (ii) number of shares of the corporation which are beneficially owned by such shareholder.”

No person nominated by a shareholder shall be elected as a director of UPFC unless nominated in accordance with the procedures set forth in Section 2.11 of our Bylaws. Based on our Bylaws, any shareholder desiring to nominate directors at this meeting should have sent notice by February 6, 2009. In our 2008 Proxy Statement, we alerted shareholders that shareholder nominees must be submitted by March 10, 2009, which deadline was calculated based on holding our annual shareholder meeting in July 2009. Because we have advanced the date of the meeting to May 2009, we will accept nominees within a reasonable time period of mailing out our 2009 Proxy Statement to shareholders, which we have determined to be the February 6, 2009 date.

What are the Costs of Soliciting these Proxies?

We will pay all the costs of soliciting these proxies. In addition to sending proxy-soliciting material, our directors, officers and employees also may solicit proxies in person, by telephone or by other electronic means of communication for which they will receive no compensation. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their reasonable expenses. In addition, we may pay for and use the services of individuals or companies specializing in the solicitation of proxies in connection with the solicitation of proxies, if the Board of Directors determines this is advisable. We have retained the services of Computershare to assist in the distribution and tabulation of proxies at an estimated cost of $2,000, plus certain out-of-pocket expenses.

How Do I Obtain an Annual Report on Form 10-K?

If you would like a copy of our Annual Report on Form 10-K for the year ended December 31, 2008 that we filed with the Securities and Exchange Commission (“SEC”), we will send you one without charge. Please write to:

United PanAm Financial Corp.
18191 Von Karman Avenue, Suite 300
Irvine, California 92612
Attention: Nancy LeBaron, Assistant Secretary

INFORMATION ABOUT UPFC STOCK OWNERSHIP

Which Shareholders Own 5% or More of UPFC’s Common Stock?

The following table shows, as of March 31, 2009, all persons (including “groups” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) we know to be “beneficial owners” of more than five percent (5%) of our common stock. This information is based on reports regarding such ownership filed by such person with the SEC in accordance with Section 13(d) and 13(g) of the Securities Exchange Act of 1934, as amended.

	Common Stock Beneficially Owned(1)
Name and Address of Beneficial Owner	Number of Shares(2)	Percent of Class(3)
Guillermo Bron(4) 1901 Avenue of the Stars, Suite 1551 Los Angeles, California 90067	6,779,251	40.39%
PAFGP, LLC(5) 1901 Avenue of the Stars, Suite 1551 Los Angeles, California 90067	5,079,357	32.24%
Pan American Financial, L.P. 1901 Avenue of the Stars, Suite 1551 Los Angeles, California 90067	5,079,357	32.24%
Wasatch Advisors, Inc.(6) 150 Social Hall Avenue Salt Lake City, Utah 84111	1,401,676	8.90%

(1)	“Beneficial ownership” is a technical term broadly defined by the SEC to mean more than ownership in the usual sense. For example, a person has beneficial ownership of a share not only if he or she owns the share in the usual sense, but also if he or she has the power to vote, sell or otherwise dispose of the share. Beneficial ownership also includes that number of shares which a person has the right to acquire within 60 days of March 31, 2009.
(2)	Except as otherwise noted below, each of the persons identified above has sole voting and investment power over the shares of common stock shown as beneficially owned, subject to community property laws where applicable.
(3)	Shares of common stock issuable upon exercise of stock options exercisable within 60 days of March 31, 2009 are deemed outstanding for computing the percentage of the person holding such securities but are not deemed outstanding for computing the percentage of any other person.
(4)	Mr. Bron is the record owner of 669,894 shares and has the right to acquire within 60 days of March 31, 2009, 1,030,000 shares upon exercise of stock options granted pursuant to the UPFC Amended and Restated 1997 Employee Stock Incentive Plan, as amended (the “Stock Incentive Plan”). Mr. Bron beneficially owns 5,079,357 shares through his ownership in and control of PAFGP, LLC, which is the sole general partner of Pan American Financial, L.P. (“PAFLP”).
(5)	PAFGP, LLC is not the record owner of any such shares. PAFGP, LLC beneficially owns all such shares in its capacity as the sole general partner of PAFLP.
(6)	Number of shares owned by Wasatch Advisors, Inc. was based on Schedule 13G filed on February 17, 2009.

How Much of UPFC’s Common Stock is Owned by Directors and Executive Officers?

The following table shows, as of March 31, 2009, beneficial ownership of our common stock by each of our directors, named executive officers and for all current directors and executive officers as a group.

	Common Stock Beneficially Owned(1)
Name of Beneficial Owner	Number of Shares(2)	Percent of Class(3)
Guillermo Bron(4)	6,779,251	40.39%
James Vagim(5)	237,750	1.51%
Mitchell G. Lynn(6)	354,621	2.24%
Luis Maizel(7)	280,569	1.77%
Giles H. Bateman(8)	80,848	*
Preston A. Miller(10)	—	*
Arash Khazei(9)	243,848	1.54%
Ravi R. Gandhi(10)	—	*
Mario Radrigan(11)	426,126	2.67%
All current directors and executive officers as a group (9 people)(12)	8,403,013	48.85%

*	Less than one percent.
(1)	“Beneficial ownership” is a technical term broadly defined by the SEC to mean more than ownership in the usual sense. For example, a person has beneficial ownership of a share not only if he or she owns the share in the usual sense, but also if he or she has the power to vote, sell or otherwise dispose of the share. Beneficial ownership also includes that number of shares which a person has the right to acquire within 60 days of March 31, 2009.
(2)	Except as otherwise noted below, each of the persons identified above has sole voting and investment power over the shares of common stock shown as beneficially owned, subject to community property laws where applicable. The shares include any unvested restricted stock.
(3)	Shares of common stock issuable upon exercise of stock options exercisable within 60 days of March 31, 2009 are deemed outstanding for computing the percentage of the person holding such securities but are not deemed outstanding for computing the percentage of any other person.
(4)	Includes (i) 5,079,357 shares beneficially owned through his ownership interest in and control of PAFGP, LLC, and (ii) 1,030,000 shares issuable upon the exercise of stock options granted pursuant to the Stock Incentive Plan, which options are exercisable within 60 days of March 31, 2009.
(5)	No stock options exercisable within 60 days of March 31, 2009.
(6)	Includes 52,500 shares issuable upon the exercise of stock options granted pursuant to the Stock Incentive Plan, which options are exercisable within 60 days of March 31, 2009.
(7)	Includes 107,500 shares issuable upon the exercise of stock options granted pursuant to the Stock Incentive Plan, which options are exercisable within 60 days of March 31, 2009. Includes 7,000 shares held by LM Advisors Profit Sharing Plan, which Mr. Maizel disclaims beneficial ownership in, except to the extent of his pecuniary interest therein. Includes 103,623 shares of common stock held by PAFLP, which a trust related to Mr. Maizel is entitled to receive pursuant to the terms of the PAFLP partnership agreement. Mr. Maizel disclaims beneficial ownership of the shares of common stock held by PAFLP except to the extent of his pecuniary interest therein.
(8)	Includes 11,875 shares issuable upon the exercise of stock options granted pursuant to the Stock Incentive Plan, which options are exercisable within 60 days of March 31, 2009.
(9)	Includes 55,600 shares issuable upon the exercise of stock options granted pursuant to the Stock Incentive Plan, which options are exercisable within 60 days of March 31, 2009.
(10)	No stock options exercisable within 60 days of March 31, 2009.
(11)	Includes 190,000 shares issuable upon the exercise of stock options granted pursuant to the Stock Incentive Plan, which options are exercisable within 60 days of March 31, 2009.
(12)	Includes 1,447,475 shares issuable upon the exercise of stock options granted pursuant to the Stock Incentive Plan, which options are exercisable within 60 days of March 31, 2009.

BOARD MATTERS

The Board of Directors is committed to good business practices, transparency in financial reporting and the highest level of corporate governance. To that end, the Board has engaged in a regular process of reviewing our corporate governance policies and practices in light of proposed and adopted laws and regulations, including the Sarbanes-Oxley Act of 2002, the rules of the SEC, and the rules and regulations of The NASDAQ Global Market.

Board Qualification and Selection Process

Nominations to the Board of Directors are either selected or recommended for the Board’s selection by a majority of the Board’s independent members. Each member of the Board should possess the highest personal and professional ethics and integrity and be devoted to representing the best interests of UPFC and its shareholders. The goal of the Board is to maintain a strong and experienced Board by continually assessing the Board’s business background, current responsibilities, level of independence, community involvement and expected period of time available for service. In evaluating director nominees, the Board considers a variety of factors, including the mix of skills, experience, contacts and other qualities. Other important factors to be considered by the Board in the selection of nominees for the position of director include current knowledge and contacts in UPFC’s industry and other industries relevant to UPFC’s business, ability to work together as an effective group and ability to commit adequate time to serve as a director. The Board has the authority to retain a search firm to identify director candidates.

Consideration of Shareholder Nominees

The policy of the Board of Directors is to consider properly submitted shareholder recommendations for candidates for membership on the Board of Directors. In evaluating potential nominees, the Board will look at the same factors described under the heading “Board Qualification and Selection Process” above. Recommendations for director nominees must be submitted in writing, should meet the requirements of Section 2.11 of our Bylaws and should be sent to:

Nancy LeBaron, Assistant Secretary
United PanAm Financial Corp.
18191 Von Karman Avenue, Suite 300
Irvine, CA 92612

The Board of Directors will then screen potential candidates to determine if they meet the qualification criteria. For those candidates who meet the criteria, the Board will conduct a due diligence review of the candidates’ qualifications. Additional procedures for shareholders to directly nominate directors is set forth above under the heading “How Are Directors Nominated?”

Executive Sessions

Executive sessions of independent directors will be held from time to time. The Board contemplates that executive sessions will occur at least twice a year in conjunction with regularly scheduled Board meetings.

Attendance at Annual Meetings

Although we do not have a formal policy regarding attendance by members of our Board of Directors at our annual meetings, it is customary for all of our directors to attend such meetings. At our annual meeting of shareholders held in 2008, we had 6 acting directors all of whom attended the meeting.

Communications with the Board

Individuals may communicate directly with the Board of Directors by writing to the Chairman of the Board at the following address:

United PanAm Financial Corp.
Attn: Chairman of the Board
18191 Von Karman Avenue, Suite 300
Irvine, CA 92612
Phone 949-224-1917 / Fax 949-224-1912

The communication may be mailed, delivered by personal delivery, messenger, courier, facsimile or regular, certified or registered mail.

Code of Ethics

We have adopted a Code of Personal Business Conduct and Ethics governing activities by all directors, officers and employees. The Code of Personal Business Conduct and Ethics is available on our website at www.upfc.com. In addition, printed copies of the Code of Personal Business Conduct and Ethics are available, without charge, upon written request to:

Nancy LeBaron, Assistant Secretary
United PanAm Financial Corp.
18191 Von Karman Avenue, Suite 300
Irvine, CA 92612

Any amendments or waivers to the Code of Personal Business Conduct and Ethics will promptly be disclosed by posting on our website.

INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS

Board of Directors

The Board of Directors oversees our business and monitors the performance of management. In accordance with corporate governance principles, the Board does not involve itself in day-to-day operations. The directors keep themselves informed through, among other things, discussions with the Chief Executive Officer, other key executives and our principal external advisers (legal counsel, outside auditors, investment bankers and other consultants), by reading reports and other materials that we send them and by participating in Board and committee meetings.

The full Board met 16 times during 2008. Each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board held during the period for which he or she served as a director, and (ii) the total number of meetings of the committees on which he or she served.

Director Independence

The Board of Directors and its various committees must have participation by members who are “independent” as defined by the applicable rules and regulations of The NASDAQ Global Market, including Rule 4200(a)(15) of the Marketplace Rules of The NASDAQ Stock Market LLC. The Board of Directors has determined that each of Mr. Bateman, Mr. Lynn, Mr. Maizel and Mr. Miller is independent under such rules and regulations and previously determined that Ms. Sullivan (who resigned as a director effective as of December 31, 2008) was independent under such rules and regulations.

Committees of the Board

The Board may delegate portions of its responsibilities to committees of its members. These “standing committees” of the Board meet at regular intervals to attend to their particular areas of responsibility. Our Board has two standing committees: an Audit Committee and a Compensation Committee.

Audit Committee

The Audit Committee operates under a written charter adopted by the Board of Directors. Among other things, the purpose of the Audit Committee is to oversee and monitor the integrity of our financial statements and our internal accounting and financial controls, our independent auditor’s qualifications, independence and compensation, the performance of our internal audit function and independent auditors, and our compliance with legal and regulatory requirements.

The Audit Committee is chaired by Mr. Bateman (who replaced Ms. Sullivan as chair of the Audit Committee upon her resignation on December 31, 2008) and consists of Messrs. Bateman, Lynn, Maizel and Miller. The Board has determined that each of Mr. Bateman, Mr. Lynn, Mr. Maizel and Mr. Miller is an “audit committee financial expert” as defined by the rules of the SEC. The Board has also determined that each of Mr. Bateman, Mr. Lynn, Mr. Maizel and Mr. Miller is “independent” and meets each of the other requirements for Audit Committee members under the applicable rules and regulations of The NASDAQ Global Market.

The Audit Committee held 5 formal meetings in 2008. A copy of the current charter for the Audit Committee is available on our website at www.upfc.com. The charter is reviewed annually. The report of the Audit Committee for the 2008 fiscal year is found on page 31 of this Proxy Statement.

Compensation Committee

The Compensation Committee operates under a written charter adopted by the Board of Directors. Among other things, the purpose of the Compensation Committee is to oversee our compensation and employee benefit plans and practices, including our executive compensation plans and our incentive-compensation and equity-based plans, review and recommend to the Board of Directors the salaries, bonuses and perquisites of our executive officers, determine the individuals to whom, and the terms upon which, awards under our Stock Incentive Plan, management incentive plans and 401(k) plan are granted, make periodic reports to the Board of Directors as to the status of such plans, and review and recommend to the Board of Directors additional compensation plans.

The Compensation Committee is chaired by Mr. Lynn, and consists of Messrs. Lynn, Bateman, and Maizel. The Board has determined that each of Mr. Bateman, Mr. Lynn and Mr. Maizel is independent as defined under the applicable rules and regulations of The NASDAQ Global Market.

The Compensation Committee held 4 formal meetings in 2008. A copy of the current charter for the Compensation Committee is available on our website at www.upfc.com. The charter is reviewed annually. The report of the Compensation Committee for the 2008 fiscal year is found on page 22 of this Proxy Statement.

Nominating Committee

We do not have a nominating committee. Nominations to the Board of Directors are either selected or recommended for the Board’s selection by a majority of the Board’s independent members. The Board of Directors has determined that it is appropriate for the Company not to have a nominating committee based on the small size of the existing Board. Based on this determination, the Board dissolved its nominating committee on July 10, 2007.

Compensation Committee Interlocks and Insider Participation

All decisions involving executive officer compensation are made by our Compensation Committee, consisting of Messrs. Bateman, Lynn and Maizel. None of the members of the Compensation Committee is or has been an officer or employee of UPFC or any of its subsidiaries. None of our executive officers currently serves as a director or member of the compensation committee of another entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee, and no such interlocking relationship existed during fiscal year 2008.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC. These persons are required to provide us with copies of all Section 16(a) reports that they file. Based solely upon a review of these reports and written representations from our directors and executive officers, we believe that our directors, executive officers and 10% owners complied with all Section 16(a) filing requirements applicable to them during the year ended December 31, 2008, with the exception of Guillermo Bron, our Chairman, who filed a late Form 4 on December 1, 2008 (covering one transaction reporting a restricted stock grant), Giles Bateman, a director, who filed a late Form 4 on November 18, 2008 (covering one transaction reporting a restricted stock grant), Mitchell Lynn, a director, who filed a late Form 4 on November 18, 2008 (covering one transaction reporting a restricted stock grant), Luis Maizel, a director, who filed a late Form 4 on November 19, 2008 (covering one transaction reporting a restricted stock grant) and August 15, 2008 (covering one transaction reporting stock purchase), Julie Sullivan, a former director, who filed a late Form 4 on November 19, 2008 (covering one transaction reporting a restricted stock grant), James Vagim, our Chief Executive Officer and a director, who filed a late Form 4 on August 19, 2008 (covering one transaction reporting an option grant), Arash Khazei, our Chief Financial Officer and Executive Vice President, who filed a late Form 4 on February 8, 2008 (covering one transaction reporting a restricted stock grant), Ravi R. Gandhi, our Chief Credit and Risk Officer and Executive Vice President, who filed a late Form 4 on August 21, 2008 (covering one transaction reporting a an option grant). Mario Radrigan, our Chief Marketing Officer and Executive Vice President, who filed a late Form 4 on February 8, 2008 (covering one transaction reporting a restricted stock grant), Ray Thousand our former Chief Executive Officer and a director, who filed a late Form 4 on February 8, 2008 (covering one transaction reporting a restricted stock grant), and Stacy Friederichsen, our former Chief Administrative Officer and Executive Vice President, who filed a late Form 4 on February 8, 2008 (covering one transaction reporting a restricted stock grant).

Transactions with Related Persons

The Board of Directors has adopted a Related Person Transaction Policy, which was recommended for approval by the Audit Committee. The Related Person Transaction Policy, which supplements the conflict of interest provisions in our Code of Personal Business Conduct and Ethics, covers any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships), in which UPFC (including any of its subsidiaries) was, is or will be a participant and the amount involved exceeds $25,000, and in which any related person had, has or will have a direct or indirect interest. The Related Person Transaction Policy requires that such transactions be approved by the Audit Committee.

The Related Person Transaction Policy requires that directors and officers report relationships, potential conflicts and potential related party transactions to our Chief Financial Officer, who will then screen the information and determine if the transaction must be submitted to the Audit Committee.

There were no transactions during the fiscal year ended December 31, 2008, and there are no currently proposed transactions, in which UPFC is to be a participant, in which the amount involved exceeds $120,000, and in which any related person of UPFC had or will have a direct or indirect material interest.

Biographical Information of Directors and Nominees

The following table identifies our directors and provides their respective ages and current positions with UPFC as of March 31, 2009. Messrs. Bateman, Lynn and Vagim were each elected to our Board of Directors at our annual meeting of shareholders held in 2008 for a two-year term that will continue until our annual meeting of shareholders to be held in 2010 or until the director’s successor has been elected and qualified or until the director’s death, resignation or removal, and Messrs. Bron and Maizel were each elected to our Board of Directors at our annual meeting of shareholders held in 2007 for a two-year term that will continue until our annual meeting of shareholders to be held in 2009 or until the director’s successor has been elected and qualified or until the director’s death, resignation or removal. Mr. Miller was elected and appointed to our Board of Directors by our independent directors effective as of March 1, 2009 and will continue to hold that position until our annual meeting of shareholders to be held in 2009 or until his successor has been elected and qualified or until his death, resignation or removal. Biographical information for each of our directors is provided below.

Name	Position	Age	Director Since
Guillermo Bron	Chairman of the Board	57	1994
James Vagim	President and Chief Executive Officer	46	2008
Giles H. Bateman	Director	64	2006
Mitchell G. Lynn	Director	60	2001
Luis Maizel	Director	58	1997
Preston A. Miller	Director	45	2009

Nominees for Election at 2009 Annual Meeting (Class II)

Guillermo Bron.  Mr. Bron has served as Chairman of the Board and a director of UPFC since April 1994, and as a director of the Pan American Bank, FSB (the “Bank”), a federally chartered savings association and former wholly-owned subsidiary of UPFC, from 1994 until its dissolution in February 2005. Mr. Bron is a Managing Director of Acon Funds Management LLC, a private equity firm, and the Managing Member of PAFGP, LLC, the sole general partner of Pan American Financial, L.P. From 2000 to 2002, Mr. Bron was a director of Telemundo Group, Inc. Mr. Bron founded UPFC and organized a Hispanic investor group that acquired certain assets and assumed certain liabilities of the Bank’s predecessor from the Resolution Trust Corporation in April 1994. From 1994 to 2003, Mr. Bron was an officer, director and principal stockholder of a general partner of Bastion Capital Fund, L.P., a private equity investment fund. Previously, Mr. Bron was a Managing Director of Corporate Finance and Mergers and Acquisitions at Drexel Burnham Lambert.

Luis Maizel.  Mr. Maizel has served as a director of UPFC since October 1997, and currently serves as Chairman of UPFC’s Investment Committee. Mr. Maizel has been President of LM Capital Group, LLC since 1989 and LM Advisors, Inc. since 1984. Mr. Maizel currently serves as a director of both such companies, which are pension fund management and financial consulting firms. From 1980 to 1984, Mr. Maizel was President of Industrias Kuick, S.A. and Blount Agroindustras, S.A., manufacturers of agribusiness equipment.

Preston A. Miller.  Mr. Miller has served as a director of UPFC since March 1, 2009. Prior to December 2008, Mr. Miller was employed in various positions at AmeriCredit Corp., a publicly-traded independent automobile finance company. Mr. Miller was Executive Vice President and Co-Chief Operating Officer since August 2007, Chief Operating Officer for Originations since January 2005 and Chief Financial Officer and Treasurer since April 2003. Mr. Miller joined AmeriCredit in 1989.

Directors with Terms Expiring in 2010 (Class I)

Giles H. Bateman.  Mr. Bateman has served as a director of UPFC since April 2006 and currently serves as Chairman of UPFC’s Audit Committee. Mr. Bateman was a co-founder of The Price Company in 1976 and served as Chief Financial Officer and Vice Chairman there until 1991. Mr. Bateman served as non- executive chairman of CompUSA Inc., a publicly traded retailer of computer hardware, software, accessories and related products, from 1994 until he retired in 2000. Mr. Bateman serves as a director, and the chair of the audit committee, of WD-40 Company and as a director of Lifetime Fitness, Inc. He also serves as a director of three private companies.

Mitchell G. Lynn.  Mr. Lynn has served as a director of UPFC since April 2001 and currently serves as Chairman of UPFC’s Compensation Committee. Mr. Lynn also served as a director of the bank from 2001 until its dissolution in February 2005. Since 1995, Mr. Lynn has been founder and President of CRI2000, LP and several subsidiaries which engage in a variety of activities, but primarily the design, development and manufacturing of consumer products for wholesale distribution. From 1979 to 1994, Mr. Lynn held various senior executive level positions including member of the board of directors and executive committee with the Price Company and Price/Costco. Mr. Lynn is currently a director of Bodega Latina, a warehouse grocery retailer focusing on the Hispanic market in the Southwest.

James Vagim has served as a director of UPFC since August 1, 2008 and has served as President and Chief Executive Officer since July 25, 2008. Mr. Vagim was formerly president and director of Westlake Services, Inc., a privately held near-prime to sub-prime automobile finance company. Mr. Vagim acted as president and director since 1997 until his resignation in February 2007. Since that time, Mr. Vagim had been consulting and pursuing private investment opportunities. Mr. Vagim has more than 20 years of experience in the automobile finance industry.

Biographical Information of Executive Officers

The following table identifies our executive officers and provides their respective ages and current positions with UPFC as of August 4, 2008. Biographical information for each such person, other than Guillermo Bron and James Vagim, whose biographies are provided above under the heading Directors of United PanAm Financial Corp.,” is provided below.

Name	Age	Position
Guillermo Bron	57	Chairman
James Vagim	46	President and Chief Executive Officer
Arash A. Khazei	41	Executive Vice President and Chief Financial Officer
Ravi R. Gandhi	38	Executive Vice President and Chief Credit and Risk Officer
Mario Radrigan	48	Executive Vice President and Chief Marketing Officer

Arash A. Khazei.  Mr. Khazei has served as Executive Vice President and Chief Financial Officer of UPFC since April 2007, as Senior Vice President and Chief Financial Officer of UPFC from July 2006 to April 2007, and as Vice President and Corporate Controller of UPFC from May 2005 to July 2006. From December 2002 to April 2005, Mr. Khazei served as Senior Consultant with RHI International, a consulting company, working directly with companies such as British Petroleum, GMAC and Nokia Corporation. From October 1999 to December 2002, Mr. Khazei served as Managing Consultant with RTM Norden, Inc., an international business and technology consulting firm working with the manufacturing sector throughout North America and Europe. Prior to October 1999, Mr. Khazei worked for companies including Arthur Andersen LLP and The Walt Disney Company. Mr. Khazei is a Certified Public Accountant and Chartered Accountant.

Ravi R. Gandhi.  Mr. Gandhi has served as Executive Vice President and Chief Credit and Risk Officer since August 2008. From April 1996 to August 2008 Mr. Gandhi held various positions within the Corporate Finance Group at Financial Security Assurance Inc., and became Managing Director of the Consumer Finance Group, where Mr. Gandhi managed a core ABS business in the consumer finance area. From September 1993 to March 1996, Mr. Gandhi served as a Senior Analyst at Deloitte and Touche. Mr. Gandhi holds a Bachelor of Science in Business Administration from the State University of New York at Buffalo with a Concentration in Accounting.

Mario Radrigan.  Mr. Radrigan has served as Executive Vice President and Chief Marketing Officer of UPFC since April 2007, as Executive Vice President and Chief Administrative Officer of UPFC from June 2004 to April 2007, as Senior Vice President of UPFC from July 2001 to June 2004, and as Executive Vice President, Senior Vice President and Vice President of Marketing of UACC since February 1996. Mr. Radrigan also served as Senior Vice President of the Bank from July 2001 until its dissolution in February 2005. From September 1993 to February 1996, Mr. Radrigan served as Finance Director of Webb Automotive Group. Mr. Radrigan also served as Finance Director of Peyton Cramer Automotive Group from June 1988 to September 1993, as Senior Credit Analyst for Toyota Motor Credit Corporation from February 1986 to June 1988, and as Account Representative for General Motors Acceptance Corporation from August 1981 to February 1986.

Director Compensation

Non-employee director compensation is determined by the Board of Directors, based on the recommendations from the Compensation Committee. We use a combination of cash and stock-based incentive compen- sation to attract and retain qualified candidates to serve on the Board who will act on behalf of shareholders. The compensation approach is intended to provide compensation that is competitive with the market. The philosophy is reviewed annually by the Compensation Committee and adjusted, as appropriate.

For the year ended December 31, 2008, members of the Board who are not UPFC employees received annual cash compensation of $30,000 per year. In addition, the lead director received an additional $20,000 per year and Ms. Sullivan, who acted as Chairman of the Audit Committee for the year ended 2008, also received an additional $20,000 per year. Directors who are UPFC employees receive no compensation for their services as directors except for Mr. Bron who is employed as Chairman of UPFC and receives compensation for that role and for his role as Chairman of the UPFC Board. Mr. Bron’s total compensation is set forth in the table below.

On September 24, 2008 all non-employee directors serving on the board were each granted 8,000 shares of restricted stock that vest in full at September 24, 2009 and Mr. Bron was also granted 8,000 shares of restricted stock that vest in full at September 24, 2009.

The table below shows compensation paid our directors for the year ended 2008. The table below includes the compensation paid to Ms. Sullivan, who resigned as a director effective as of December 31, 2008, but does not include compensation paid to Mr. Miller, who joined our Board effective as of March 1, 2009.

Name (a)	Fees Earned or Paid in Cash ($) (b)		Stock Awards ($)(1) (c)	Option Awards ($)(2) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3) (f)	All Other Compensation ($)(4) (g)	Total ($) (h)
Guillermo Bron	$60,000	(5)	$31,721			$38,208	$4,272	$134,201
Giles H. Bateman	$61,250	(6)	$36,943					$98,193
Mitchell G. Lynn	$40,000	(7)	$31,721					$71,721
Luis Maizel	$30,000	(8)	$31,721					$61,721
Julie Sullivan	$50,000	(9)	$31,721					$81,721

(1)	The amounts in the column reflect dollar amount recognized for financial statement reporting purposes for 2008 in accordance with SFAS 123(R) for restricted stocks granted to our directors in 2008.
(2)	The amounts in the column reflect dollar amount recognized for financial statement reporting purposes for 2008 in accordance with SFAS 123(R), and thus includes amounts from awards granted in and prior to 2008. As of December 31, 2008, each director has the following number of options outstanding: Guillermo Bron: 1,030,000; Giles H. Bateman: 13,125; Mitchell G. Lynn: 52,500; Luis Maizel: 107,500.
(3)	The amount in this column reflects the costs incurred for post-retirement compensation for Mr. Bron under Mr. Bron’s Salary Continuation Agreement dated October 1, 1997.
(4)	The amount in this column reflects the amount of all compensation paid to Mr. Bron that is not reported in any other column of the table, and includes $2,400 car allowance and $1,872 401(k) match.

(5)	The fees earned reflect compensation for Mr. Bron’s service as Chairman of the Board of Directors and pursuant to his employment as Chairman of UPFC.
(6)	The fees paid reflect compensation of $30,000 in Mr. Bateman’s capacity as a director and additional compensation of $20,000 in Mr. Bateman’s capacity as the lead director for 2008. The fees paid also reflect additional compensation of $11,250 in Mr. Bateman’s capacity as the lead director for his service for 2007.
(7)	The fees paid reflect compensation of $30,000 in Mr. Lynn’s capacity as a director and additional compensation of $10,000 for Mr. Lynn’s service as Chairman of a special committee of the Board for 2008.
(8)	The fees earned reflect compensation for Mr. Maizel’s service as a director.
(9)	The fees paid reflect compensation of $30,000 in Ms. Sullivan’s service as a director and additional compensation of $20,000 in Ms. Sullivan’s capacity as the Chairman of the Audit Committee for 2008. The fees reflect amounts paid for a full year’s service as Ms. Sullivan resigned as a director effective as of December 31, 2008.

Compensation Discussion and Analysis

Overview of Compensation Program

The Compensation Committee of the Board of Directors (the “Committee”) has responsibility for establishing, implementing and continually monitoring adherence to the UPFC compensation philosophy. Like most companies in the financial sector and the sub-prime automobile sector, the deteriorating economy and recent market volatility had a significant negative impact on UPFC’s 2008 results of operations and on the price of the UPFC common stock. UPFC and the Compensation Committee believe that our compensation philosophy, policies and objectives outlined in this Compensation Discussion and Analysis are appropriately designed to allow us to effectively compensate our employees both during times of positive performance and in times of weak performance such as today’s difficult economy. The Committee believes it ensures that the total compensation paid to the executive officers is fair, reasonable and competitive. Generally, the types of compensation and benefits provided to executive officers, including the actively-employed named executive officers, are similar to those provided to other executive officers at comparable companies.

Throughout this Compensation Discussion and Analysis, the individuals who served as Chief Executive Officer and Chief Financial Officer during 2008, as well as the other individuals listed below are referred to as the “named executive officers” or “NEOs.”:

•	President and Chief Executive Officer, Mr. Vagim;
•	Chief Financial Officer, Mr. Khazei,;
•	Chief Credit and Risk Officer, Mr. Gandhi,
•	Chief Marketing Officer, Mr. Radrigan,
•	former President and Chief Operating Officer, Mr. Thousand, and
•	former Chief Operating Officer, Ms. Friederichsen.

The former Chief Executive Officer and the former Chief Operating Officer acted in such capacities and were terminated from those positions effective as of July 25, 2008. Accordingly, in the tables below, we refer to these officers as the former Chief Executive Officer and the former Chief Operating Officer.

In addition, one of our executive officers, Mr. Bron, is both a director and employed as a part-time executive officer of UPFC. Because Mr. Bron is compensated for his services as both a director and executive officer, with overlapping duties as Chairman of the Board and Chairman of UPFC, his compensation is described in the Director Compensation table set forth above and is not discussed and analyzed in the same detail as the full-time NEO’s in this Compensation Discussion and Analysis. Mr. Bron does not have a written employment contract with UPFC.

Process for Evaluating Executive Officer Performance and Compensation

Pursuant to its charter, the Committee meets at least twice each year to review and discuss executive compensation issues. The Committee also meets periodically throughout the year as it deems appropriate.

In February 2007, the Committee engaged Compensia, Inc., an independent compensation consulting firm, to conduct a study of executive compensation practices for the assumed NEOs for fiscal year 2007 (which did not include an analysis of Mr. Bron’s position as Chairman of UPFC and Chairman of the Board due to the unusual and specialized nature of his dual role and the inability to obtain comparative date on this position). The aim of the study was to provide the foundation for creating a more formalized compensation structure, which is reflective of UPFC’s competitive environment. Compensia reports directly to the Committee. The Committee also sought ad hoc advice on regional pay differentials from other compensation consulting firms.

As of December 31, 2008, the Committee was comprised of Messrs. Giles Bateman, Mitchell Lynn and Luis Maizel. Mr. Bateman is the Chair of the Committee, and each of the Committee members is “independent” as defined by the applicable rules and regulations of The NASDAQ Global Market, including Rule 4200(a)(15) of the Marketplace Rules of The NASDAQ Stock Market LLC.

Compensation Benchmarking

In February 2007, UPFC identified, with the assistance of its independent compensation consulting firm, a peer group of companies, which are referred to as the “Compensation Peer Group,” for purposes of looking to information about the Compensation Peer Group as a guide to “benchmark” compensation for the NEOs. These companies, which are listed below, are comparable to UPFC in terms of industry focus and financial scope, and represent UPFC’s labor market competition.

• Advanta	• Encore Capital Group
• America’s Car-Mart	• Financial Federal
• Asset Acceptance Capital	• Marlin Business Services
• Asta Funding	• Medallion Financial
• Consumer Portfolio Services	• Nicholas Financial
• Credit Acceptance	• World Acceptance

Executive Compensation Philosophy and Framework

UPFC designs its compensation program to attract, motivate and retain high-quality executives by providing rewards that are performance-based and competitive with the labor market in its industry. UPFC’s philosophy is to provide its executives with incentive compensation opportunities that both advance the interests of shareholders and deliver levels of compensation to executives that are commensurate with performance.

UPFC designs its compensation program to:

1.	Support its business strategy and business plan by clearly communicating what is expected of executives with respect to goals and results, and by aligning rewards with achievement.
2.	Ensure that it can attract the highly skilled executive talent required to deliver favorable business results.
3.	Strongly align the interests of its executives with the long-term interests of shareholders through the use of equity compensation.

As previously described herein, in February 2007, the Compensation Committee determined to create a more formalized compensation structure and engaged Compensia to provide information about the Compensation Peer Group so as to allow the Compensation Committee to better evaluate our compensation program. As a result, UPFC redesigned its compensation program in 2007, which included entering into revised contracts with the NEOs employed in 2007. Contracts negotiated in 2008 with the Chief Executive Officer and the Chief Credit and Risk Officer were also structured to reflect the redesigned compensation program. Currently, all contracts with NEOs expire by December 31, 2009 and the Compensation Committee will be evaluating whether our compensation program should be further refined, especially in light of current economic conditions.

Employment Agreements

UPFC has entered into employment agreements with each of the NEOs.

Mr. Vagim’s employment agreement, dated August 13, 2008 remains effective through December 31, 2009, and provides for base salary of $500,000 per annum. The Company may pay a discretionary bonus to be determined by the Board of Directors in their sole and absolute discretion, and severance benefits as described below in “Potential Payments Upon Termination or Change in Control.”

Mr. Khazei’s employment agreement, dated July 30, 2007, remains effective through December 31, 2009, and provides for base salary of $220,000 per annum between January 1, 2007 and December 31, 2007, $270,000 per annum between January 1, 2008 and December 31, 2008, and $283,500 per annum between January 1, 2009 and December 31, 2009, a target annual cash bonus of up to 50%, 40% and 40% of base salary for fiscal 2007, fiscal 2008 and fiscal 2009, respectively, based upon the satisfaction of specified performance goals approved annually by the Board of Directors, and severance benefits as described below in “Potential Payments Upon Termination or Change in Control.”

Mr. Gandhi’s employment agreement, dated August 13, 2008 remains effective through December 31, 2009, and provides for base salary of $275,000 per annum, a target annual cash bonus of $75,000 for fiscal 2008 prorated, and fiscal 2009, based upon the satisfaction of specified performance goals approved annually by the Board of Directors, and severance benefits as described below in “Potential Payments Upon Termination or Change in Control.”

Mr. Radrigan’s employment agreement, dated July 30, 2007, remains effective through December 31, 2009, and provides for base salary of $225,000 per annum between January 1, 2007 and December 31, 2007, $236,250 per annum between January 1, 2008 and December 31, 2008 and $248,063 per annum between January 1, 2009 and December 31, 2009, a target annual cash bonus of up to 35% of base salary for fiscal 2007, fiscal 2008 and fiscal 2009, based upon the satisfaction of specified performance goals approved annually by the Board of Directors, and severance benefits as described below in “Potential Payments Upon Termination or Change in Control.”

Mr. Thousand’s employment agreement, dated July 30, 2007, was originally anticipated to remain effective through December 31, 2009, and provides for base salary of $555,556 per annum between January 1, 2007 and December 31, 2007, $656,250 per annum between January 1, 2008 and December 31, 2008, and $689,063 per annum between January 1, 2009 and December 31, 2009, a target annual cash bonus of up to 60%, 40% and 40% of base salary for fiscal 2007, fiscal 2008 and fiscal 2009, respectively, based upon the satisfaction of specified performance goals approved annually by the Board of Directors, with an additional 20% discretionary bonus for a total of 120%, and severance benefits as described below in “Potential Payments Upon Termination or Change in Control.” Mr. Thousand’s employment agreement (except those provisions that have continuing obligations) terminated as of July 25, 2008 and he entered into a Severance Package and Release Agreement dated July 29, 2008, which was described and filed as an exhibit to a Current Report on Form 8-K filed with the SEC on July 31, 2008.

Ms. Friederichsen’s employment agreement, dated May 5, 2008, was originally anticipated to remain effective through December 31, 2009, and provides for base salary of $225,000 per annum between January 1, 2007 and December 31, 2007, $335,000 per annum between January 1, 2008 and December 31, 2008, and $351,750 per annum between January 1, 2009 and December 31, 2009, a target annual cash bonus of up to 35% of base salary for fiscal 2007, and 10% for fiscal 2008 and fiscal 2009, based upon the satisfaction of specified performance goals approved annually by the Board of Directors, and severance benefits as described below in “Potential Payments Upon Termination or Change in Control.” Ms. Friederichsen’s employment agreement (except those provisions that have continuing obligations) terminated as of July 25, 2008 and she entered into a Severance Package and Release Agreement dated July 30, 2008, which was described and filed as an exhibit to a Current Report on Form 8-K filed with the SEC on July 31, 2008.

Evaluation of Executive Officer Compensation

Target Pay/Pay Mix

UPFC evaluates executive officer compensation by reviewing the mix of fixed to variable cash compensation. In early 2007 and continuing through 2008, the Committee has redesigned the compensation program to increase focus on fixed cash compensation and to reduce a previously disproportionate emphasis on variable cash compensation and large periodic equity awards. This prior approach, while historically appropriate, required revision in order for UPFC to remain competitive in recruiting and retaining executive talent. The 2007 market data was also used to determine the appropriate proportion of the various pay elements to the overall mix.

UPFC redesigned its compensation program in early 2007 to bring cash compensation into line with market practices, resulting in an overall average at approximately the 2007 Compensation Peer Group 60th percentile in base and target cash incentive compensation. As a result, all NEOs employed by UPFC in 2007 received increases in base salary. The former Chief Executive Officer’s incentive bonus target was also lowered at that time, from 120% to 80% for 2007 and to 60% for 2008. UPFC continued with this approach in structuring the Chief Credit and Risk Officer’s compensation who joined UPFC in 2008.

In determining the 2008 cash compensation for our current Chief Executive Officer, given the unprecedented disruptions in the credit and capital markets and the resulting changes in sub-prime auto financing, the Committee determined that the mix of fixed to variable cash compensation should reflect the challenging market conditions and set the base salary at slightly lower than the 2007 Compensation Peer Group 60th percentile and set no actual incentive bonus target. Instead, the Chief Executive Officer’s incentive bonus is based on the Board of Director’s sole and absolute discretion through December 2009, which the Committee believes allows UPFC to effectively compensate our CEO during times of positive performance and in times of weak performance. Further, the Committee believes this total cash compensation opportunity for all NEOs better balances annual operating performance objectives with the need to create shareholder value over the long-term. As a result of the changes introduced in early 2007, the mix of fixed to variable cash compensation for fiscal year 2008 was as follows:

Executive Officer	Title	Pay Mix (Fixed/Variable)
James Vagim	President and Chief Executive Officer	N/A
Arash A. Khazei	Executive Vice President and Chief Financial Officer	60%/40%
Ravi R. Gandhi	Executive Vice President and Chief Credit and Risk Officer	73%/27%
Mario Radrigan	Executive Vice President and Chief Marketing Officer	67%/33%
Ray C. Thousand	Former President and Chief Executive Officer	56%/44%
Stacy M. Friederichsen	Former Executive Vice President and Chief Operating Officer	90%/10%

UPFC has not historically made annual stock option grants. Instead, larger awards were made at the time executives entered into or renewed their employment agreements with UPFC. The awards have generally been intended to cover a five year period, and UPFC has attempted to grant awards which, when annualized over the five year period, are above median competitive levels. For a further discussion, see “Equity Compensation” below.

Base Salary and Incentive Bonus

Base salary is the primary fixed compensation element in the executive pay program, and is used to attract, motivate and retain highly qualified executives. UPFC’s annual bonus program is an “at-risk” compensation arrangement designed to reward executives for achieving key operational goals that UPFC believes will provide the foundation for creating longer-term shareholder value.

In addition to market competitiveness, the Committee assesses the following factors when determining annual compensation levels for executives:

•	The responsibilities and criticality of the position
•	The performance of the executive
•	The qualifications and experience of the executive
•	UPFC’s financial performance (including return on equity, asset growth, revenue, growth, portfolio management, levels of general and administrative expense and budget variances) for the previous year

•	The specific contributions of the executive (or his/her department) to achievement of corporate goals
•	The executive’s total compensation during the previous year
•	The executive’s length of service at UPFC
•	The executive’s effectiveness in dealing with external and internal audiences
•	Anticipated future contribution of the executive

As discussed above, in early 2007 the Committee engaged Compensia to conduct a review of executive compensation practices at key market and labor competitors. The results of this study were evaluated, along with company performance data, when the Committee met in March 2007 to discuss compensation for the NEOs employed in 2007.

Subsequent to the Committee’s evaluation of the results of the compensation study conducted by Compensia, the Committee recommended to the Board of Directors that the NEOs employed in 2007 receive cash compensation for the years 2007-2009 as set forth in the following table, and such cash compensation was approved by the Board of Directors. In addition, in 2008 upon the hire of Mr. Vagim as Chief Executive Officer and Mr. Gandhi as Chief Credit and Risk Officer, the Committee recommended to the Board of Directors that Mr. Vagim and Mr. Gandhi receive cash compensation for 2008 and 2009 as set forth in the following table, which is consistent with UPFC’s redesigned compensation program, and such cash compensation was approved by the Board of Directors:

		Base Salary			Target Incentive Bonus
Executive Officer	Title	2007	2008	2009	2007	2008	2009
James Vagim	President and Chief Executive Officer	N/A	$500,000	$500,000	N/A	N/A	N/A
Arash A. Khazei	Executive Vice President and Chief Financial Officer	$220,000	$270,000	$283,500	50%	40%	40%
Ravi R. Gandhi	Executive Vice President and Chief Credit and Risk Officer	N/A	$275,000	$275,000	N/A	27%	27%
Mario Radrigan	Executive Vice President and Chief Marketing Officer	$225,000	$236,250	$248,063	35%	35%	35%
Ray Thousand	Former President and Chief Executive Officer	$555,556	$656,250	$689,062	80%	60%	60%
Stacy M. Friederichsen(1)	Former Executive Vice President and Chief Operating Officer	$225,000	$335,000	$351,750	35%	10%	10%

(1)	On May 5, 2008, the Company entered into an Amendment to Executive Employment Agreement with Stacy M. Friederichsen (the “Amendment”), pursuant to which Ms. Friederichsen agreed to serve as Chief Operating Officer and Executive Vice President of the Company and the Company’s automobile finance subsidiary, United Auto Credit Corporation. In addition, pursuant to the Amendment, Ms. Friederichsen would (i) receive a base salary at the rate of $335,000 per annum for the remainder of 2008 and $351,750 per annum from January 1, 2009 to December 31, 2009, and (ii) be eligible to receive an annual bonus of 10% of her base salary for fiscal 2008 and fiscal 2009, or such greater amount as may be approved by the Board of Directors, which annual bonus will be based upon the satisfaction of performance goals approved annually by the Board of Directors. This Amendment (except those provisions that have continuing obligations) terminated as of July 25, 2008 and Ms. Friederichsen entered into a Severance Package and Release Agreement dated July 30, 2008, which was described and filed as an exhibit to a Current Report on Form 8-K filed with the SEC on July 31, 2008.

In 2008, the Committee met to discuss the performance and compensation for the NEOs (except for the former CEO and former Chief Operating Officer, who were not employed by UPFC at December 31, 2008). The Committee recommended that the Chief Executive Officer, whose incentive bonus is based on the Board of Director’s sole and absolute discretion, not be granted a cash bonus and the Board agreed with this recommendation. Each other NEO employed at 2008 year end, is assigned a target bonus opportunity based as a percentage of base salary. Target bonuses are determined to be paid based on achievement of pre-defined individual performance goals. The Committee recommended to the Board of Directors that the NEOs employed at year-end 2008, be granted bonuses in the amounts set forth in the following table due to achievement of the pre-defined performance goals, and such bonuses were approved by the Board of Directors and granted by the Company. In addition, set forth in the table below are bonuses approved to be paid to the former CEO pursuant to a Severance Package and Release Agreement dated July 29, 2008 and the former Chief Operating Officer pursuant to a Severance Package and Release Agreement dated July 30, 2008:

Executive Officer	Title	2008 Base Salary	Increase over FY07	2008 Target Bonus Percentage	Bonus Payment(1)	Percent of Target Bonus(2)
James Vagim	President and Chief Executive Officer	$500,000	N/A	N/A	$0	0
Arash A. Khazei	Executive Vice President and Chief Financial Officer	$270,000	23%	40%	$108,000	100%
Ravi Gandhi	Executive Vice President and Chief Credit and Risk Officer	$275,000	N/A	27%	$28,912	100%
Mario Radrigan	Executive Vice President and Chief Marketing Officer	$236,250	5%	35%	$82,688	100%
Ray Thousand	Former President and Chief Executive Officer	$656,250	18%	60%	$222,695	100%
Stacy M. Friederichsen	Former Executive Vice President and Chief Operating Officer	$335,000	49%	10%	$33,500	100%

(1)	The amounts reflect bonus earned during 2008. The amounts for Messrs. Gandhi and Thousand and Ms. Friederichsen reflect bonus paid for their partial service for 2008. The committee determined that the Chief Executive Officer’s incentive compensation should be based on the Board of Directors sole and absolute discretion through December 2009, given the unprecedented disruptions in the credit and capital markets and the resulting changes in sub-prime auto financing.
(2)	The percentages reflect bonus paid as percentage of target bonus. The percentages of target bonus for Messrs. Gandhi and Thousand and Ms. Friederichsen reflect 100% of target bonus paid for their partial service for 2008.

Equity Compensation

UPFC’s Amended and Restated 1997 Employee Stock Incentive Plan provides for equity awards to NEOs. The Committee believes stock awards create a critical linkage between executive and shareholder interests, and enhance UPFC’s ability to attract, motivate and retain key executives. Historically, equity awards have not been made on an annual basis, but periodically based upon an executive’s employment agreement renewal or promotion.

Beginning in 2007, the Committee decided to move away from the granting of large, periodic awards and instead adopted a program of smaller annual grants, except for new hire situations. UPFC continued this practice when it retained Mr. Vagim as Chief Executive Officer and Mr. Gandhi as Chief Credit and Risk Officer in 2008. At that time, Mr. Vagim was granted 500,000 options that vest over five years and Mr. Gandhi was granted 250,000 options that vest over five years. Due to the unprecedented disruptions in UPFC’s stock price in 2008 and disruption in the stock market in general and the fact that the UPFC common stock price was trading at a price at lower than book value, the Committee determined to grant the options at $5.00, a price higher than the current trading fair market value price.

In light of the changes in the equity grant process, as well as changes in the competitive market, in 2007 UPFC began providing annual equity compensation in the form of restricted stock. In general, when UPFC began this program in 2007, the restricted stock awards were based on a fixed at a dollar amount. The number of shares awarded determined on the grant date were determined by dividing the applicable fixed dollar amount by the then-current fair market value of the stock. The fixed dollar amounts were determined based on data obtained from the Compensation Peer Group, on each NEOs individual performance and UPFC’s operating results. The Committee did not consider stock ownership of the NEOs in setting the fixed dollar amounts.

In 2008 and in 2009, due to unprecedented disruptions in UPFC’s stock price, the Committee is currently evaluating this restricted stock program and may change elements of the program when granting restricted stock in the future, including limiting stock grants to a specific share number or placing other parameters around the grant vesting such as the trading value of the UPFC stock.

In March 2007, the Committee recommended to the Board of Directors that the NEOs employed in 2007 receive equity compensation for the years 2007-2009 as set forth in the following table, and such equity compensation was approved by the Board of Directors. However, for NEOs who began employment with UPFC in 2008 (such as Mr. Vagim and Mr. Gandhi), the Committee is still evaluating the restricted stock program and, accordingly, did not recommend this type of equity compensation for newly employed NEOs, although, as described above, the Committee did recommend stock option grants for Mr. Vagim and Mr. Gandhi.

		Fixed Value Restricted Stock Grant
Executive Officer	Title	2007(1)	2008(2)	2009
James Vagim	President and Chief Executive Officer	N/A	N/A	N/A
Arash A. Khazei	Executive Vice President and Chief Financial Officer	$150,000	$150,000	$150,000
Ravi Gandhi	Executive Vice President and Chief Credit and Risk Officer	N/A	N/A	N/A
Mario Radrigan	Executive Vice President and Chief Marketing Officer	$75,000	$75,000	$75,000
Ray C. Thousand	Former President and Chief Executive Officer	$275,000	$275,000	$275,000
Stacy M. Friederichsen	Former Executive Vice President and Chief Operating Officer	$75,000	$75,000	$75,000

(1)	The 2007 grants were made on July 10, 2007. For 2007, the number of shares issued under the restricted stock grants were determined by dividing the fixed value amounts reflected in the table above by $14.30, which was the closing price of UPFC’s common stock on February 1, 2008. Restricted stock awards will begin to vest on the 3rd anniversary of the grant date and become fully vested on the 5th anniversary, subject to acceleration in the event of a change of control. For Mr. Thousand only, at the time of the grant there was a performance requirement of achieving 10% growth rate on an annual basis in pre-tax income from 2007.
(2)	The 2008 grants were made on February 1, 2008. For 2008, the number of shares issued under the restricted stock grants were determined by dividing the fixed value amounts reflected in the table above by $6.08, which was the closing price of UPFC’s common stock on February 1, 2008. Restricted stock awards will begin to vest on the 3rd anniversary of the grant date and become fully vested on the 5th anniversary, subject to acceleration in the event of a change of control. For Mr. Thousand only, at the time of the grant there was a performance requirement of achieving 10% growth rate on an annual basis in pre-tax income from 2008.

With the exception of the 2007, it is anticipated that the grant dates for restricted stock will be February 1 of the applicable year.

Benefits and Perquisites

Benefits provided to NEOs are substantially the same for all employees at UPFC, with the following exceptions:

•	Mr. Khazei and Mr. Radrigan receive a car allowance of $200 per month under their employment agreements. Mr. Thousand received $200 per month and Ms. Friederichsen received $350 per month.
•	Mr. Gandhi receives a housing allowance of $3,130 monthly.

All NEOs participate in UPFC’s 401(k) Plan, which is available to most employees. The 401(k) Plan permits participants to make 401(k) contributions on a pretax basis. Participants can contribute up to 60% of their pretax compensation to the 401(k) Plan annually, subject to legal limitations. The 401(k) Plan also provides that UPFC and its subsidiaries are required to make a matching contribution on behalf of each eligible participant equal to 50% of the 401(k) contributions made by participants, up to 6% of their individual compensation.

Post-Employment Obligations

All NEOs would be entitled to full vesting of any unvested stock options or restricted stock awards upon a change in control of UPFC. Messrs. Vagim, Khazei, Gandhi and Radrigan have severance arrangements under their current employment agreements in the event of termination without cause and Mr. Thousand and Ms. Friederichsen had severance arrangements under their previous employment agreements, which agreements (except those provisions that have continuing obligations) terminated as of July 25, 2008. For more information, see “Employment Agreements” above. Under these agreements, upon a termination without cause, the executive would be entitled to payment equal to 12 months salary at the then current base salary, plus prorated bonus through the date of termination based on the following rates: Mr. Vagim, provides a discretionary bonus in an amount to be determined by the Board in its sole and absolute discretion; Mr. Khazei, 40% of base salary; Mr. Gandhi, 27% of base salary; Mr. Radrigan, 35% of base salary; Mr. Thousand, 60% of base salary; and Ms. Friederichsen, 10% of base salary. As discussed above in “Employment Agreements,” Mr. Vagim’s employment agreement, dated August 13, 2008 remains effective through December 31, 2009, and provides for base salary of $500,000 per annum. Mr. Khazei’s current employment agreement provides for base salary of $220,000 per annum between January 1, 2007 and December 31, 2007, $270,000 per annum between January 1, 2008 and December 31, 2008, and $283,500 per annum between January 1, 2009 and December 31, 2009. Mr. Gandhi’s employment agreement, dated August 13, 2008 remains effective through December 31, 2009, and provides for base salary of $275,000 per annum. Mr. Radrigan’s current employment agreement provides for base salary of $225,000 per annum between January 1, 2007 and December 31, 2007, $236,250 per annum between January 1, 2008 and December 31, 2008, and $248,063 per annum between January 1, 2009 and December 31, 2009. Mr. Thousand’s employment agreement provided for base salary of $555,556 per annum between January 1, 2007 and December 31, 2007, $656,250 per annum between January 1, 2008 and December 31, 2008, and $689,063 per annum between January 1, 2009 and December 31, 2009 and Ms. Friederichsen’s employment agreement provided for base salary of $225,000 per annum between January 1, 2007 and December 31, 2007, $335,000 per annum between January 1, 2008 and December 31, 2008, and $351,750 per annum between January 1, 2009 and December 31, 2009.

Tax Considerations

Section 162(m) of the Internal Revenue Code of 1986 limits the deductibility of compensation payable in any tax year to the Chief Executive Officer and the other four most highly compensated executive officers. Section 162(m) stipulates that a publicly-held company cannot deduct compensation to its top officers in excess of $1 million. Compensation that is “performance-based” compensation within the meaning of the Internal Revenue Code of 1986 does not count toward the $1 million limit. No NEO compensation in 2008 exceeded the limits of Section 162(m). UPFC structures its executive compensation to comply with Section 162(m).

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

The COMPENSATION COMMITTEE

Mitchell G. Lynn, Chairman
Giles H. Bateman
Luis Maizel

The foregoing report of the Compensation Committee is not deemed to be “soliciting material” or to be incorporated by reference by any general statement incorporating this Proxy Statement by reference into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and is not otherwise deemed filed under these Acts.

Summary Compensation Table

The following table summarizes information about compensation paid to or earned by our Chief Executive Officer, our current Chief Financial Officer and the two other most highly compensated executive officers who were serving as executive officers at December 31, 2008 The Former Chief Executive Officer and the Chief Operating Officer, who are named in the table below, acted in such capacities through July 25, 2008 and were terminated from those positions effective as of July 25, 2008. Accordingly, in the tables below, we refer to these officers as the former Chief Executive Officer and the former Chief Operating Officer. In addition, compensation information for our Chairman is set forth above under the “Director Compensation” as Mr. Bron is both a director and executive officer of UPFC.

Name and Principal Position (a)	Year (b)	Salary ($)(1) (c)	Bonus ($)(2) (d)	Stock Awards ($)(3) (e)	Option Awards ($)(4) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($)(5) (i)	Total ($) (j)
James Vagim, Chief Executive Officer and President	2008	$217,948	$0	$0	$47,802			$0	$265,750
Arash A. Khazei, Chief Financial Officer and Executive Vice President	2008	$270,000	$108,000	$34,817	$197,081			$19,684	$629,582
	2007	$220,000	$38,500	$9,324	$197,079			$9,150	$474,053
	2006	$155,063	$87,500	$0	$164,472			$6,973	$414,008
Ravi Gandhi, Executive Vice President and Chief Credit and Risk Officer	2008	$106,298	$28,912	$0	$23,901			$10,712	$169,823
Mario Radrigan, Executive Vice President and Chief Marketing Officer	2008	$236,250	$82,689	$17,406	$2,312			$18,921	$357,578
	2007	$225,000	$0	$4,662	$6,550			$14,012	$250,224
	2006	$188,974	$80,750	$0	$16,147			$9,550	$295,421
Ray C. Thousand, Former Chief Executive Officer and President	2008	$382,813	$222,695	$0	$0			$773,922	$1,379,430
	2007	$555,556	$0	$17,103	$0			$19,833	$592,492
	2006	$351,603	$297,500	$0	$565,450			$9,000	$1,223,553
Stacy M. Friederichsen, Former Executive Vice President and Chief Operating Officer	2008	$160,137	$33,500	$0	$0			$363,969	$557,606
	2007	$225,000	$27,563	$4,662	$82,240			$10,950	$350,415
	2006	$129,808	$87,500	$0	$51,633			$5,172	$274,113

(1)	The amounts in column (c) reflect salary earned during 2008. The amounts for Messrs. Vagim, Gandhi and Thousand and Ms. Friederichsen reflect salary paid for their partial service for 2008.
(2)	The amounts in column (d) reflect bonus earned during 2008. The amounts for Messrs. Gandhi and Thousand and Ms. Friederichsen reflect bonus paid for their partial service for 2008.
(3)	The amounts in column (e) reflect the dollar amount recognized for financial statement reporting purposes for 2008 in accordance with SFAS 123 (R) for restricted stocks granted to our named executive officers.
(4)	The amounts in column (f) reflect the dollar amount recognized for financial statement reporting purposes for 2008 in accordance with SFAS 123 (R) for stock options held by our named executive officers, and thus include amounts from awards granted in and prior to 2008. For information regarding significant factors, assumptions and methodologies used in determining the fair value of our stock options, see Note 10 to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2008.
(5)	Column (i) represents the amount of all compensation paid to the named executive officers that is not reported in any other column of the table, as detailed in the table below.

Name	Year	401 (k) Match	Car Allowance	Life Insurance Premiums Paid by the Company	Unused Vacation Payouts	Severance Payouts	Housing Allowance	Total
James Vagim	2008	$0	$0	$0	$0	$0	$0	$0
Arash A. Khazei	2008	$6,900	$2,400	$0	$10,384	$0	$0	$19,684
	2007	$6,750	$2,400	$0	$0	$0	$0	$9,150
	2006	$5,873	$1,100	$0	$0	$0	$0	$6,973
Ravi Gandhi	2008	$0	$0	$0	$0	$0	$10,712	$10,712
Mario Radrigan	2008	$6,900	$2,400	$535	$9,086	$0	$0	$18,921
	2007	$6,750	$2,400	$535	$4,327	$0	$0	$14,012
	2006	$6,600	$2,400	$550	$0	$0	$0	$9,550
Ray C. Thousand	2008	$6,900	$1,400	$0	$109,372	$656,250	$0	$773,922
	2007	$6,750	$2,400	$0	$10,683	$0	$0	$19,833
	2006	$6,600	$2,400	$0	$0	$0	$0	$9,000
Stacy M. Friederichsen	2008	$6,900	$2,450	$0	$19,619	$335,000	$0	$363,969
	2007	$6,750	$4,200	$0	$0	$0	$0	$10,950
	2006	$3,043	$2,129	$0	$0	$0	$0	$5,172

Grants of Plan-Based Awards

The following table summarizes information about grants of plan-based awards for each of our named executive officers during 2008.

		Estimated Future Payouts under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts under Equity Incentive Plan			All Other Stock Awards: Number of Shares of Stock or Units (#)(2) (i)	All Other Option Awards: Number of Securities Underlying Options (#)(3) (j)	Exercise or Base Price of Option Awards ($/Sh) (k)	Grant Date Fair Value of Stock and Option Awards (l)
Name (a)	Grant Date (b)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
James Vagim	N/A	$0	$0	$0
	8/13/2008								500,000	$5.00	$1,300,000
Arash A. Khazei	N/A	$0	$108,000	$108,000
	2/1/2008							24,671			$150,000
Ravi Gandhi	N/A	$0	$75,000	$75,000
	8/13/2008								250,000	$5.00	$650,000
Mario Radrigan	N/A	$0	$78,750	$78,750
	2/1/2008							12,335			$75,000
Ray C. Thousand	N/A	$0	$262,500	$393,750
	2/1/2008							45,230			$275,000
Stacy M. Friederichsen	N/A	$0	$33,500	$33,500
	2/1/2008							12,335			$75,000

(1)	Cash Bonus. The amounts in these columns represent annual threshold (no threshold for Mr. Vagim, Mr. Khazei, Mr. Radrigan, Mr. Gandhi, Mr. Thousand and Ms. Friederichsen), target (100% for Mr. Thousand, Mr. Khazei, Mr. Radrigan, Mr. Gandhi, and Ms. Friederichsen) and maximum (120% for Mr. Thousand and 100% for Mr. Khazei, Mr. Radrigan, Mr. Gandhi and Ms. Friederichsen) amounts of cash bonuses that were payable to our named executive officers for 2008 performance. There was no target and maximum amounts of cash bonuses for Mr. Vagim, and the company may pay a discretionary bonus to be determined by the Board of Directors in their sole and absolute discretion. The terms of the cash bonus arrangement for each named executive officer identified above are set forth in the employment agreement of each such named executive officer.
(2)	The amounts reported in this column represent restricted stocks granted to our named executive officers during 2008.
(3)	The amounts reported in this column represent stock options granted to our named executive officers during 2008. Options to Mr. Vagim and Mr. Gandhi were granted on August 13, 2008 and vest 20% annually commencing on August 13, 2009. These options have a ten-year term.

Outstanding Equity Awards at Fiscal Year End

The following table summarizes information about the number and estimated value of outstanding stock options and unvested stock awards held by our named executive officers on December 31, 2008.

	Option Awards						Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares of Units of Stock That Have Not Vested (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
James Vagim		500,000	(1)		$5.00	8/13/2018
Arash A. Khazei	4,000	1,000	(2)		$22.20	5/9/2015
	11,600	2,900	(3)		$23.14	5/24/2015
	30,000	20,000	(4)		$30.85	7/3/2016
	10,000	15,000	(5)		$13.82	7/10/2017
							10,490	(9)	$14.30		$150,000
							24,671	(10)	$6.08		$150,000
Ravi Gandhi		250,000	(6)		$5.00	8/13/2018
Mario Radrigan	180,000	0	(7)		$10.00	3/31/2011
	10,000	0	(8)		$10.00	5/9/2013
							5,245	(9)	$14.30		$75,000
							12,335	(10)	$6.08		$75,000

(1)	These options were granted on August 13, 2008 and vest 20% annually commencing on August 13, 2009. These options have a ten-year term.
(2)	These options were granted on May 9, 2005 and vest 20% annually commencing on December 31, 2005. These options have a ten-year term.
(3)	These options were granted on May 24, 2005 and vest 20% annually commencing on December 31, 2005. These options have a ten-year term.
(4)	These options were granted on July 3, 2006 and vest 20% annually commencing on December 31, 2006. These options have a ten-year term.
(5)	These options were granted on July 10, 2007 and vest 20% annually commencing on December 31, 2007. These options have a ten-year term.
(6)	These options were granted on August 13, 2008 and vest 20% annually commencing on August 13, 2009. These options have a ten-year term.
(7)	These options were granted on March 31, 2001 and vest 20% annually commencing on March 31, 2002. These options have a ten-year term.
(8)	These options were granted on May 9, 2003 and vest 20% annually commencing on May 9, 2004. These options have a ten-year term.
(9)	These restricted stock awards were granted on July 10, 2007, vest 33.33% on February 1, 2010, 33.33% on February 1, 2011 and 33.33% on February 1, 2012. These restricted stock awards are subject to acceleration in the event of a change of control.
(10)	These restricted stock awards were granted on February 1, 2008, vest 33.33% on February 1, 2011, 33.33% on February 1, 2012 and 33.33% on February 1, 2013. These restricted stock awards are subject to acceleration in the event of a change of control.

Option Exercises and Stock Vested

The following table summarizes information about stock option exercises and stock vested for each of our named executive officers during 2008.

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized Upon Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
James Vagim	—	—	—	—
Arash A. Khazei	—	—	—	—
Ravi R. Gandhi	—	—	—	—
Mario Radrigan	—	—	—	—
Ray C. Thousand	—	—	—	—
Stacy M. Friederichsen	—	—	—	—
Sonu Singh	—	—	—	—

Nonqualified Deferred Compensation

The following table summarizes information about nonqualified deferred compensation for each of our named executive officers during 2008.

Name (a)	Executive Contributions in Last FY ($) (b)	Registrant Contributions in Last FY ($) (c)	Aggregate Earnings in Last FY ($) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($) (f)
James Vagim
Arash A. Khazei	—	—	—	—	—
Ravi R. Gandhi	—	—	—	—	—
Mario Radrigan	—	—	—	—	—
Ray C. Thousand	—	—	—	—	—
Stacy M. Friederichsen	—	—	—	—	—

Potential Payments Upon Termination or Change in Control

The following table summarizes the potential payments that were payable to our named executive officers on December 31, 2008 upon an involuntary termination without cause or upon a change in control of the Company, assuming that such involuntary termination without cause or change in control of the Company occurred on December 31, 2008.

Name	Payment Trigger Event	Salary Severance	Bonus Severance		Benefits/ Perquisites	Equity Acceleration	Tax Gross-Up	Other Payments	Total Value
James Vagim(1)	Involuntary Termination Without Cause	$500,000	$0	(2)					$500,000
	Change in Control	—	—						—
Arash A. Khazei(1)	Involuntary Termination Without Cause	$270,000	$108,000						$378,000
	Change in Control	—	—						—
Ravi Gandhi (1)	Involuntary Termination Without Cause	$275,000	$75,000						$350,000
	Change in Control	—	—						—
Mario Radrigan (1)	Involuntary Termination Without Cause	$236,250	$82,689						$318,939
	Change in Control	—	—						—

(1)	We have entered into employment agreements with Mr. Vagim, Mr. Khazei, Mr. Gandhi and Mr. Radrigan. Pursuant to these agreements, we will owe compensation to these named executive officers if they are terminated without cause. There are no post-termination benefits payable in the event of a voluntary termination. If termination without cause occurs, the payment will be equal to 12 months salary at the then current base salary, plus prorated bonus through the date of termination.

(2)	A discretionary bonus in an amount to be determined by the Board of Directors in its sole and absolute discretion is provided by employment agreement for Mr. Vagim.

Equity Compensation Plan Information

The following table summarizes information as of December 31, 2008 relating to our equity compensation plans pursuant to which grants of options, restricted stock or other rights to acquire shares may be acquired from time to time.

Plan Category	Number of Securities To Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)
Equity compensation plans approved by security holders	3,246,077	$11.64	1,477,556
Equity compensation plans not approved by security holders	—	—	—
Total	3,246,077	$11.64	1,477,556

Audit Committee Report

The following Report of the Audit Committee of the Board of Directors shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate the information contained in the report by reference, and shall not otherwise be deemed filed under such acts.

The Audit Committee of UPFC’s Board of Directors (the “Committee”) operates under a written charter adopted by the Board of Directors.

The Committee met and held discussions with management and the independent accountants regarding current audit activities and the plans and results of selected internal audits. Management has the primary responsibility for UPFC’s systems of internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of UPFC’s consolidated financial statements in accordance with generally accepted accounting standards and to issue a report thereon. The Committee’s responsibility is to monitor and oversee these processes. The Committee also provides guidance in matters regarding ethical considerations and business conduct and monitors compliance with laws and regulations. The Committee relies, without independent verification, on the information provided to it and on the representations made by management and the independent accountants.

The Committee appointed UPFC’s independent accountants, subject to shareholder ratification. UPFC’s independent accountants also provided to the Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independent Discussions with Audit Committees), and the Committee discussed with the independent accountants that firm’s independence.

Management represented to the Committee that UPFC’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees). Based on these discussions and reviews, the Committee recommended that the Board of Directors include the audited consolidated financial statements in UPFC’s Annual Report on Form 10-K for the year ended December 31, 2008 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Giles H. Bateman, Chairman
Mitchell G. Lynn
Luis Maizel
Preston A. Miller

Independent Public Accountant

Principal Accountant Fees and Services

The Audit Committee has selected Crowe Horwath LLP as our independent public accounting firm for the fiscal year ending December 31, 2008. The following is a summary of the fees billed to us by our independent public accounting firm, Crowe Horwath LLP, for professional services rendered for the fiscal years ended December 31, 2008 and December 31, 2007:

Types of Fees	2008	2007
Audit Fees	$470,295	$473,334
Audit-Related Fees	90,000	94,244
Tax Fees	—	5,127
All Other Fees	16,977	24,075
Total Fees	$577,272	$596,780

In the above tables, “Audit Fees” include fees for professional services rendered for the integrated audit of our consolidated financial statements included in our annual reports on Form 10-K and of our internal control over financial reporting, review of the unaudited financial statements included in our quarterly reports on Form 10-Q, preparation of agreed-upon-procedure reports associated with our securitization activities, consents, assistance with documents filed with the SEC, and accounting and reporting consultation in connection with the audit and/or quarterly reviews. “Audit-Related Fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements, and include fees for professional services rendered in the preparation of comfort letters associated with documents filed with the SEC. “Tax Fees” include fees for tax compliance and tax planning. “All Other Fees” are fees for any services not included in the first three categories.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax services, and other services performed by the independent auditors. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditors are engaged to perform it. The Audit Committee has delegated to the Chair of the Audit Committee authority to approve permitted services provided that the Chair reports any decisions to the Committee at its next scheduled meeting.

The Audit Committee considered the compatibility of the provision of other services by its independent auditors with the maintenance of such independent auditors’ independence. The Audit Committee approved all audit and non-audit services provided by Crowe Horwath LLP in 2008.

DISCUSSION OF PROPOSALS RECOMMENDED BY THE BOARD

Proposal 1: Elect Three Directors

At the Annual Meeting, three Class II directors are to be elected to serve until the annual meeting of shareholders to be held in 2010, or until election of their successors, or until they resign. The Board of Directors has nominated three individuals to stand for election as Class II directors. Each of these nominees has been unanimously recommended by the Board’s independent members for election to the Board of Directors, and the Board of Directors has approved these nominees for such nomination. We know of no reason why any nominee may be unable to serve as a director if elected. If any nominee is unable to serve, your proxy may vote for another nominee proposed by the Board. If for any reason these nominees prove unable or unwilling to stand for election, the Board will nominate alternates.

The following sets forth the names of the three (3) persons nominated by the Board to serve as Class II directors:

Class II Nominees

Guillermo Bron
Luis Maizel
Preston A. Miller

For information about these nominees, please refer to the biographies set forth above.

The Board recommends that you vote “FOR” the election of the three Class II nominees for director.

Proposal 2: Ratify Selection of Independent Public Accountants for 2009

The Audit Committee has appointed Crowe Horwath LLP “Crowe” as our independent public accountants for the year ending December 31, 2009, and shareholders are being asked to ratify the appointment. Crowe, our accountants for the year ended December 31, 2008, performed audit services for 2008 which included the examination of the consolidated financial statements and services related to filings with the SEC. All professional services rendered by Crowe during 2008 were furnished at customary rates and terms. Representatives of Crowe will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

The appointment of Crowe was pursuant to a merger of the personnel of Grobstein, Horwath & Company LLP (“GHC”) into the firm of Crowe and subsequently notifying the Company that the GHC legal entity will no longer serve as its independent registered public accounting firm.

The audit reports of GHC on the financial statements of the Company as of and for the years ended December 31, 2007 and 2006 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the two years ended December 31, 2008 and 2007 and through January 13, 2009, we did not consult with Crowe on (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that may be rendered on our financial statements, and Crowe did not provide either a written report or oral advice to us that was an important factor considered by us in reaching a decision as to any accounting, auditing, or financial reporting issue; or (ii) the subject of any disagreement, as defined in Item 304 (a)(1)(iv) of Regulation S-K and the related instructions, or a reportable event within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

In connection with the audits of our financial statements for the fiscal years ended December 31, 2007 and 2006 and through the date hereof, there were: (i) no disagreements between the Company and GHC on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of GHC, would have caused GHC to make reference to the subject matter of the disagreement in their reports on the Company’s financial statements for such years, and (ii) no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

We previously provided Crowe and GHC a copy of the foregoing disclosures contained in this Proxy Statement and both Crowe and GHC indicated that each of them are in agreement with the statements included in the proxy statement.

The Board recommends that you vote “FOR” ratification of the selection of Crowe as Independent Public Accountants for the year ending December 31, 2009.

OTHER BUSINESS

We know of no other business which will be presented for consideration at the Annual Meeting other than as stated in the Notice of Meeting. If, however, other matters are properly brought before the meeting, it is the intention of the persons named as proxies in the enclosed proxy card to vote the shares represented thereby in accordance with their best judgment and in their discretion, and authority to do so is included in the proxy.

INFORMATION ABOUT SHAREHOLDER PROPOSALS

Under certain circumstances, shareholders are entitled to present proposals at shareholder meetings. If you wish to submit a proposal to be included in our 2010 proxy statement, we must receive it, in a form which complies with the applicable securities laws, on or before December 15, 2009. In addition, in the event a shareholder proposal is not submitted to us on or before February 24, 2010, the proxy to be solicited by the Board of Directors for the 2010 Annual Meeting will confer authority on the holders of the proxy to vote the shares in accordance with their best judgment and discretion if the proposal is presented at the 2010 Annual Meeting without any discussion of the proposal in the proxy statement for such meeting. Please address your proposals to: United PanAm Financial Corp., 18191 Von Karman Avenue, Suite 300, Irvine, California, 92612 Attn: Corporate Secretary.

By Order of the Board of Directors,

James Vagim
President and Chief Executive Officer

April 14, 2009

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — UNITED PANAM FINANCIAL CORP.

PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 19, 2009

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Guillermo Bron and James Vagim, and each of them, the attorneys, agents and proxies of the undersigned, with full powers of substitution to each, to attend and act as proxy or proxies of the undersigned at the Annual Meeting of Shareholders of United PanAm Financial Corp. to be held at United PanAm Financial Corp. on Tuesday, May 19, 2009 at 9:00 a.m., and at any and all adjournments thereof, and to vote as specified herein the number of shares which the undersigned, if personally present, would be entitled to vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS, AND "FOR" RATIFICATION OF THE APPOINTMENT OF CROWE HORWATH LLP AS OUR INDEPENDENT PUBLIC ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 2009. THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS, AND "FOR" RATIFICATION OF THE APPOINTMENT OF CROWE HORWATH LLP AS OUR INDEPENDENT PUBLIC ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 2009.

The undersigned hereby ratifies and confirms all that the attorneys and proxies, or any of them, or their substitutes, shall lawfully do or cause to be done by virtue hereof, and hereby revokes any and all proxies heretofore given by the undersigned to vote at the meeting. The undersigned acknowledges receipt of the Notice of Annual Meeting and the Proxy Statement accompanying such notice.

PLEASE SIGN AND DATE ON REVERSE SIDE

UNITED PANAM FINANCIAL CORP.

000004

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

C123456789

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

Electronic Voting Instructions

Quick * Easy *** Immediate**

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 19, 2009.

Vote by Internet
- Log on to the Internet and go to **www.investorvote.com/UPFC**
- Follow the steps outlined on the secured website.

Vote by telephone
- Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is **NO CHARGE** to you for the call.
- Follow the instructions provided by the recorded message.

If you vote by telephone or internet, please do not mail your proxy card.

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. [X]

Annual Meeting Proxy Card

123456 C0123456789 12345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1. ELECTION OF DIRECTORS: 01 - Guillermo Bron 02 - Luis Maizel 03 - Preston A. Miller

☐ **Mark here to vote FOR all nominees**

☐ **Mark here to WITHHOLD vote from all nominees**

☐ **For All EXCEPT** - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.

____

	For	Against	Abstain
2. RATIFICATION OF APPOINTMENT OF Crowe Horwath LLP as our independent public accountants for the year ending December 31, 2009.	☐	☐	☐

3. OTHER BUSINESS. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and at any and all adjournments thereof. The Board of Directors at present knows of no other business to be presented by or on behalf of UPFC or the Board of Directors at the meeting.

B Non-Voting Items

Change of Address — Please print new address below.

Meeting Attendance
Mark box to the right if you plan to attend the Annual Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please date this proxy card and sign above exactly as your name appears on this card. Joint owners should each sign personally. Corporate proxies should be signed by an authorized officer. Executors, administrators, trustees, etc., should give their full titles.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

C 1234567890 JNT
1 U P X 0 2 1 1 2 9 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

<STOCK#> 011FWA

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — UNITED PANAM FINANCIAL CORP.

PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 19, 2009

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Guillermo Bron and James Vagim, and each of them, the attorneys, agents and proxies of the undersigned, with full powers of substitution to each, to attend and act as proxy or proxies of the undersigned at the Annual Meeting of Shareholders of United PanAm Financial Corp. to be held at United PanAm Financial Corp. on Tuesday, May 19, 2009 at 9:00 a.m., and at any and all adjournments thereof, and to vote as specified herein the number of shares which the undersigned, if personally present, would be entitled to vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS, AND "FOR" RATIFICATION OF THE APPOINTMENT OF CROWE HORWATH LLP AS OUR INDEPENDENT PUBLIC ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 2009. THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS, AND "FOR" RATIFICATION OF THE APPOINTMENT OF CROWE HORWATH LLP AS OUR INDEPENDENT PUBLIC ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 2009.

The undersigned hereby ratifies and confirms all that the attorneys and proxies, or any of them, or their substitutes, shall lawfully do or cause to be done by virtue hereof, and hereby revokes any and all proxies heretofore given by the undersigned to vote at the meeting. The undersigned acknowledges receipt of the Notice of Annual Meeting and the Proxy Statement accompanying such notice.

PLEASE SIGN AND DATE ON REVERSE SIDE

UNITED PANAM
FINANCIAL CORP.

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1. ELECTION OF DIRECTORS: 01 - Guillermo Bron 02 - Luis Maizel 03 - Preston A. Miller

☐ **Mark here to vote FOR all nominees** ☐ **Mark here to WITHHOLD vote from all nominees** ☐ **For All EXCEPT** - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.

____

	For	Against	Abstain
2. RATIFICATION OF APPOINTMENT OF Crowe Horwath LLP as our independent public accountants for the year ending December 31, 2009.	☐	☐	☐

3. OTHER BUSINESS. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and at any and all adjournments thereof. The Board of Directors at present knows of no other business to be presented by or on behalf of UPFC or the Board of Directors at the meeting.

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please date this proxy card and sign above exactly as your name appears on this card. Joint owners should each sign personally. Corporate proxies should be signed by an authorized officer. Executors, administrators, trustees, etc., should give their full titles.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X 0 2 1 1 2 9 2

<STOCK#> 011FXA